UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

SAN WEST, INC.

(Exact name of registrant as specified in its charter)

Nevada (formerly California)	000-28413	77-0481056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Mission Gorge Road, Santee, CA	92071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, Richard Gonzales resigned from the Board of Directors of the Company.  There were no disagreements between Mr. Gonzales and the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2012, the Company amended its articles with the Nevada Secretary of State to increase the authorized shares of the Company to Eight Hundred Ten Million (810,000,000) shares, consisting of Eight Hundred Million (800,000,000) shares of Common Stock with a par value of $0.001 per share and Ten Million (10,000,000) shares of Preferred Stock with a par value of $0.001 per share.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K:

3)     Certificate of Amendment

99)   Resignation Letter of Richard Gonzales

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN WEST, INC.

Date: February 27, 2012	By:
Frank Drechsler, CEO